Exhibit 10.27(iii)

THIRD AMENDMENT TO STANDSTILL AND OPTION AGREEMENT

This THIRD AMENDMENT TO STANDSTILL AND OPTION AGREEMENT (this “Third Amendment”) effective this 20th day of October, 2010 (the “Effective Date”), is made and entered into by and among Baxter Healthcare Corporation, a Delaware Corporation with a place of business at One Baxter Parkway, Deerfield, IL 60015 (“BHC”), Baxter Healthcare S.A., a corporation organized under the laws of Switzerland with a place of business at Thurgauerstrasse 130, 8152 Glattpark (Opfikon) Switzerland (“BHSA”), Baxter Innovations GmbH, a corporation organized under the laws of Austria with a place of business at Industriestrasse 67, 1221 Vienna, Austria (“Innovations” and, together with BHC and BHSA, “Baxter”) and Medgenics, Inc., a Delaware corporation with a place of business at Teradion Business Park, P.O. Box 14, Misgav 20179 Israel (“Medgenics”). Baxter and Medgenics are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

BACKGROUND

WHEREAS, Baxter and Medgenics entered into that certain Standstill and Option Agreement dated October 22, 2009 as amended by that certain First Amendment to Standstill and Option Agreement dated October 22, 2009, and further amended by that certain Second Amendment to Standstill and Option Agreement dated December 29, 2009 (as amended, the “Agreement”) pursuant to which inter alia Baxter agreed to fund certain research and development activities to be conducted by Medgenics relating to the application of Medgenics' Biopump Technology to produce human Factor VIII (hFVIII) protein; and

WHEREAS, the Parties wish to extend the Standstill Period for an additional six (6) months pursuant to Section 2.b. of the Agreement without any further Development Funding (as such term is defined in the Agreement) to be paid by Baxter to Medgenics during such extension.

NOW, THEREFORE, in consideration of the foregoing and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.      Incorporation of the Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Third Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the Parties hereto.

2.      Amendment of the Agreement. The Agreement is hereby amended as follows:

a.
Baxter and Medgenics hereby agree to extend the Standstill Period for an additional six (6) months, as set forth in Section 2.b. of the Agreement, from October 22, 2010 through April 21, 2011 (the “Extended Standstill Period”). The Parties further agree that Baxter (a) has no liability to Medgenics and does not owe Medgenics for any amount of Development Funding prior to the Extended Standstill Period, and (b) will not be responsible for any Development Funding or any other amounts under the Agreement during the Extended Standstill Period.

b.	Section 3.a. is hereby amended by deleting the last sentence of such Section 3.a. in its entirety and replacing it with the following sentence:

“Baxter shall not be responsible for any additional payments (including but not limited to Development Funding).”

c.	Section 3.d. is hereby amended by deleting the section in its entirety and replacing it with the following language:

“d.
If and when Medgenics achieves the target in vitro performance milestone as set forth in the Development Plan (the “In Vitro Milestone”), Medgenics shall deliver written notice to Baxter of such achievement. If and when Medgenics achieves the target animal performance milestone as set forth in the Development Plan (the “Animal Milestone”), Medgenics shall deliver written notice to Baxter of such achievement.”

3.
Effectuation. The amendment to the Agreement contemplated by this Third Amendment shall be deemed effective as of the date first written above upon the full execution of this Third Amendment and without any further action required by the Parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Third Amendment.

4.
Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Third Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

[Signature Page Follows]

[Signature Page to Third Amendment]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Third Amendment as of the date first above written.

BAXTER HEALTHCARE CORPORATION		MEDGENICS, INC.

By:	/s/ L. Handon	By:	/s/ Andrew L. Pearlman
Name:	L. Handon	Name:	Andrew L. Pearlman
Title:	CVP, President Bioscience	Title:	CEO

BAXTER HEALTHCARE S.A.

By:	/s/ Ignacio Martinez de Lecea
Name:	Ignacio Martinez de Lecea
Title:	Sr. Counsel ECEMEA

By:	/s/ Sarah Byrne-Quinn
Name:	Sarah Byrne-Quinn
Title:	VP Business Development & Strategy

BAXTER INNOVATIONS GmbH

By:	/s/ Hartmut J. Ehrlich, M.D.
Name:	Hartmut J. Ehrlich, M.D.
Title:	VP, Global R&D, Baxter BioScience Managing Director, Baxter Innovations GmbH Member of the Board of Directors, Baxter AG 15/11/10

By:	/s/ Friedrich Schelflinger, Ph.D.
Name:	Friedrich Schelflinger, Ph.D.
Title:	Vice President TA Hemophilia/Hematology Baxter Innovations GmbH 15/11/10